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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated

     - 29 June 1994 with the respect to the consolidated financial statements and schedules of PKG Holding GmbH, Hannover,

     - 17 February 1994 with the respect to the financial statements and schedules of Wiedmann-Dettwiler St. Georgen GmbH, St. Georgen

     - 17 February 1994 with the respect to the financial statements and schedules of Kabel Plus Gesellschaft fur Kabel- und Satellitenfernsehen mbH, Hofheim am Taunus

     - 22 February 1995 with the respect to the financial statements and schedules of Wiedmann-Dettwiler St. Georgen GmbH, St. Georgen

     - 22 February 1995 with the respect to the financial statements and schedules of Kabel Plus Gesellschaft fur Kabel- und Satellitenfernsehen mbH, Hofheim am Taunus


included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-5094) and related Prospectus of Kabelmedia Holding GmbH, Plauen.


ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft mbH

Michael von Sperber


Hannover, 18 July 1996